Exhibit 99.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Current Report on Form 8-K/A and in Registration Statements No. 33-34490, 33-34037, 33-21360, 33-05904, 33-40249, 333-02827, 333-02825, 333-66211, 333-77167, 333-32886, 333-42322, 333-72698, 333-73726, 333-90602, 333-125260, 333-128686 and 333-131627 of Whirlpool Corporation, Registration Statements No. 33-26680 and 33-53196 of Whirlpool Corporation pertaining to the Whirlpool Savings Plan, and Registration Statement No. 333-66163 of Whirlpool Corporation pertaining to the Whirlpool 401(k) Plan, of Whirlpool Corporation of our report, dated February 8, 2006, with respect to the consolidated financial statements and schedule of Maytag Corporation, as of December 31, 2005 and January 1, 2005 and for each of the years in the three year period ended December 31, 2005, included in Maytag Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2005, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

June 6, 2006
Chicago, Illinois